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                                                                  EXHIBIT 99

RFC - MEDIA CONTACT: James E. Adams, 419-783-8910, rfcmkt@rurban.net INVESTOR CONTACT: Valda Colbart, 419-784-2759, rfcinv@rurban.net
LIBERTY - MEDIA CONTACT: Jim Carpenter, 800-436-6100 Extension 5040

   RURBAN FINANCIAL CORP. TO ACQUIRE TWO BANKING OFFICES IN ALLEN COUNTY, OHIO

DEFIANCE, OH, MARCH 17, 2005 - Rurban Financial Corp. (Nasdaq: RBNF), today announced that it has signed a purchase and assumption agreement to acquire two northwest Ohio community bank branches, located in Lima, Ohio, from Liberty Savings Bank, FSB, a subsidiary of Liberty Capital, Inc. The transaction includes the acquisition of approximately $61.9 million in deposits and $5.4 million in loans. The transaction does not require approval by either Liberty Capital, Inc. or Rurban Financial Corp. shareholders and is expected to close within the next ninety days subject to the satisfaction of customary conditions in the purchase and assumption agreement and regulatory approvals.

Kenneth A. Joyce, President and Chief Executive Officer of Rurban, said, "The addition of these two banking offices will provide an excellent opportunity to expand our northwest Ohio presence into nearby Allen County. This acquisition meets our criteria for strategic growth and for the efficient redeployment of Rurban's surplus capital."

James R. Powell, Chairman and Chief Executive Officer of Liberty, said, "Lima has been a good market for Liberty. This agreement with Rurban is positive for our area employees, customers and the community. Liberty and Rurban are working together to ensure a seamless transition. A strategic minded company, Liberty will now focus efforts to grow and serve our other existing markets."

ABOUT RURBAN FINANCIAL CORP.

Rurban Financial Corp. is a publicly-held financial services holding company based in Defiance, Ohio. Rurban's common stock is quoted on the Nasdaq National Market under the symbol RBNF. The Company currently has 10,000,000 shares of stock authorized and 4,568,388 shares outstanding. The Company's website is http://www.rurbanfinancial.net.

Rurban's wholly-owned subsidiaries are The State Bank and Trust Company, Reliance Financial Services, N.A., Rurbanc Data Services, Inc. (RDSI) and RFCBC, Inc. The bank offers a full range of financial services through its 11 offices in Defiance, Paulding and Fulton Counties. Reliance Financial Services offers a diversified array of trust and financial services to customers throughout the Midwest. RDSI provides data processing services to community banks in Ohio, Michigan, Indiana, Illinois and Missouri.

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ABOUT LIBERTY CAPITAL INC.

Liberty Capital, Inc. is a bank holding company based in Wilmington, Ohio. Liberty Savings Bank is a federally chartered savings bank and wholly-owned by Liberty Capital Inc. Liberty Savings Bank is a full service bank serving businesses and consumers through its network of 47 offices in four states. The company's website is www.libertysavingsbank.com.

FORWARD-LOOKING STATEMENTS

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which Rurban and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors.

Forward-looking statements speak only as of the date on which they are made, and Rurban undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made. All subsequent written and oral forward-looking statements attributable to Rurban or any person acting on our behalf are qualified by these cautionary statements.